Exhibit 3(a)



                         CRESTAR FINANCIAL CORPORATION

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION

1. The name of the Corporation is Crestar Financial Corporation.

2. On the effective date of these Articles of Amendment, the Articles of Incorporation are restated in the form attached as Exhibit A.

3. The restatement was adopted by the Board of Directors on October 22, 1993. The restatement does not contain an amendment that requires shareholder approval.

4. These Articles of Amendment shall be effective upon the issuance of a Certificate of Restatement by the State Corporation Commission of Virginia.

Dated: October 27, 1993



                                           CRESTAR FINANCIAL CORPORATION
                                           By:  /s/ John C. Clark, III
                                              ----------------------------
                                               John C. Clark, III
                                               Senior Vice President,
                                               General Counsel & Secretary

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                                                                 Exhibit A

                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                         CRESTAR FINANCIAL CORPORATION

	1. NAME. The name of the Corporation is Crestar Financial Corporation.

	2. PURPOSE. The purpose of the Corporation is to acquire, own, manage and dispose of the capital stock and other securities of banks and other corporations. In addition, the Corporation shall have power to carry on business of any character not prohibited by law or required to be stated in these articles.

	3. AUTHORIZED STOCK. The Corporation shall have the authority to issue 2,000,000 shares of preferred stock of a par value of $25 per share and 100,000,000 shares of common stock of a par value of $5 per share.

	Preferred stock. Authority is expressly vested in the Board of Directors to divide the preferred stock into series and, within the following limitations, to fix and determine the relative rights and preferences of the shares of any series so established and to provide for the issuance thereof. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of preferred stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series.

	(a) The rate of dividend, the time of payment and the dates from which dividends shall be cumulative, and the extent of participation rights, if any;

	(b) Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

	(c) The price at and the terms and conditions on which shares may be redeemed;

	(d) The amount payable upon shares in event of involuntary liquidation;

	(e) The amount payable upon shares in event of voluntary liquidation;

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 	(f) Sinking fund provisions for the redemption or purchase of shares;
     and

	(g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

	Prior to the issuance of any shares of a series of preferred stock the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the relative rights and preferences thereof to the extent that variations are permitted by the provisions hereof.

	All series of preferred stock shall rank on a parity as to dividends and assets with all other series according to the respective dividend rates and amounts distributable upon any voluntary or involuntary liquidation of the Corporation fixed for each such series and without preference or priority of any series over any other series; but all shares of the preferred stock shall be preferred over the common stock as to both dividends and amounts distributable upon any voluntary or involuntary liquidation of the Corporation. All shares of any one series shall be identical.

	The designations and separate terms of the two series of the Preferred Stock authorized and issued as of the date of these Restated Articles of Incorporation are as follows:

                  (i) Adjustable Rate Cumulative Preferred Stock
                      Series B
                      Authorized December 5, 1985

   	     The Corporation has designated 900,000 shares of the authorized but unissued shares of the Corporation's Preferred Stock par value $25 per share, as Adjustable Rate Cumulative Preferred Stock Series B, with a stated value of $50 per share, hereinafter referred to as "Series B".

	The terms of the Series B shares, in the respects in which the shares of such series may vary from shares of other series of Preferred Stock, are as follows:

	(a) Dividends and Distributions. The holders of shares of Series B shall be entitled to receive, out of funds legally available for the payment of dividends, if, when and as declared by the Board of Directors, from the date of original issuance to and including January 30, 1986, and for each dividend period commencing on January 31, May 1, July 31 and October 31 in each year after January 30, 1986 and ending on and including the day next preceding the first day of the next dividend period (such period ending January 30, 1986 and each of such other periods herein referred to as a "Dividend Period") at a rate


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as follows: (i) for the Dividend Period from the date of original issuance of the Series B to and including January 30, 1986, (the "Fixed Dividend Period"), the rate shall be 7.11% per annum of the stated value thereof, and (ii) for each Dividend Period commencing after January 30, 1986 (the "Adjustable Dividend Periods") at a rate per annum of the stated value equal to the Applicable Rate (as defined in Section (c)) in respect of such Adjustable Dividend Period. The amount of dividend per share payable for the Fixed Dividend Period and for any Dividend Period less than a full Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. The amount of dividend per share payable for each full Dividend Period commencing after January 30, 1986 shall be computed by dividing the annual dividend rate for such Dividend Period by four and applying such resulting rate against the stated value per share of the Series B. Dividends shall be payable if, when and as declared by the Board of Directors, out of funds legally available therefor, on January 30, April 30, July 30 and October 30 of each year, commencing January 30, 1986, to holders of record at the close of business on the January 10, April 10, July 10 and October 10, as the case may be, next preceding such dividend payment date. Dividends on account of arrears for any past Dividend Periods MAY be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as may be fixed by the Board of Directors. No dividends shall be declared on any other series or class or classes of preferred stock ranking on a parity (as that term is defined in Section (h)) with the Series B as to dividends in respect of any Dividend Period unless there shall likewise be or have been declared on all shares of Series B at the time outstanding like dividends for all Dividend Periods coinciding with or ending before such Dividend Period, ratably in proportion to the respective dividend rates fixed for all such other series or class or classes of preferred stock and the Series B. Dividends shall be cumulative and will accrue on each share of Series B from the date of original issuance thereof. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

	All dividends declared payable to the holders of record of Series B as of a date on which shares are owned by the Corporation shall be deemed to have been paid in respect of such shares owned by the Corporation on such date.

	Except as herein provided, the Series B shall not be entitled to participate in the earnings or the assets of the Corporation.


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 	(b) Restrictions on Payments. If dividends at the rate per share set out in Section (a) for any Dividend Period shall not have been declared and paid or set apart for payment on all outstanding shares of Series B for such Dividend Period and all preceding Dividend Periods from and after the date of issuance thereof, then, until the aggregate deficiency shall be declared and fully paid or set apart for payment, the Corporation shall not (i) declare or pay or set apart for payment any dividends or make any other distribution on the Common Stock, par value $5, of the Corporation ("Common Stock") or any other capital stock of the Corporation ranking junior to Series B with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation (which for all purposes of this resolution shall mean any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary) (the Common Stock and such other stock being herein referred to as "Subordinate Stock"), other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Subordinate Stock, or (ii) make any payment on account of the purchase, redemption or other retirement of any Subordinate Stock.

	(c) Applicable Rate. Except as provided below in this paragraph, the "Applicable Rate" for any Adjustable Dividend Period shall be (a) 3.00% less than (b) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate (each as hereinafter defined for the Adjustable Dividend Period. If the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any Adjustable Dividend Period, then the Applicable Rate for such Dividend Period shall be 3.00% less than the higher of whichever of such rates can be so determined. If the Corporation determines in good faith that none of such rates can be determined for any Adjustable Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period. Anything herein to the contrary notwithstanding, the Applicable Rate for any Adjustable Dividend Period shall in no event be less than 5.50% per annum or greater than 11.50% per annum.

	Except as provided below in this paragraph, the "Treasury Bill Rate" for each Adjustable Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period (as defined below)) for three-month U. S. Treasury bills, published by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the Calendar Period immediately prior to the ten calendar days immediately preceding the January 30, April 30, June 30 and October 30, as the case may be, immediately prior to the Adjustable Dividend Period for which the dividend rate on Series


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B is being determined. If the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Adjustable Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U. S. Treasury bills, published during such Calendar Period by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Corporation. If a per annum market discount rate for three-month U. S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any
U. S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Adjustable Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all the U. S. Treasury bills then having maturities of not less than 80 nor more than 100 days, finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by, any U. S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason no such U. S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Adjustable Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest-bearing U. S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U. S. Government securities dealers selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Adjustable Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Adjustable Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable, interest-bearing U. S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U. S. government securities dealers selected by the Corporation.

	Except as provided below in this paragraph, the "Ten
Year Constant Maturity Rate" for each Adjustable Dividend Period shall


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be the arithmetic average of the two most recent weekly per annum Ten Year
Average Yields, as defined below (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), published by the Federal Reserve Board during the Calendar Period immediately prior to the 10 calendar days immediately preceding the January 30, April 30, July 30 and October 30, as the case may be, immediately prior to the Adjustable Dividend Period for which the dividend rate on the Series B is being determined. If the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during any such Calendar Period, then the Ten Year Constant Maturity Rate for such Adjustable Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), published during such Calendar Period by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Corporation. If a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U. S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Adjustable Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U. S. Treasury fixed interest rate securities, (other than Special Securities, as defined below) then having maturities of not less than eight nor more than 12 years, finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Adjustable Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Adjustable Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than 12 years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

	Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each Adjustable Dividend Period shall be the arithmetic average of the two most recent weekly per annum


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Twenty Year Average Yields, as defined below (or the one weekly per annum Twenty
Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), published by the Federal Reserve Board during the Calendar Period immediately prior to the 10 calendar days immediately preceding the January 30, April 30, July 30 and October 30, as the case may be, immediately prior to the Adjustable Dividend Period for which the dividend rate on the Series B is being determined. If the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during any such Calendar Period, then the Twenty Year Constant Maturity Rate for such Adjustable Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), published during such Calendar Period by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Corporation. If a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U. S. Government department or agency during such Calendar Period, then the Twenty
Year Constant Maturity Rate for such Adjustable Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than 18 nor more than 22 years, finally published during such Calendar Period by the Federal Reserve
Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any Adjustable Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Adjustable Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than 18 nor more than 22 years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U. S. Government securities dealers selected by the Corporation.

	The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.


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         The Applicable Rate with respect to each Adjustable Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Adjustable Dividend Period to which it applies and will cause notice of such Applicable Rate to be included with the dividend payment checks next mailed to the holders of the Series B.

	For the purposes of this Section, the weekly per annum market discount rate for three month U. S. Treasury bills shall be the secondary market rate.

        As used in this Section, the terms

	     (i) "Calendar Period" shall mean a period of 14 calendar days;

	    (ii) "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

           (iii) "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U. S. Treasury fixed interest rate securities (adjusted to constant maturities of 10 years); and

            (iv) "Twenty Year Average Yield" means the average yield to maturity for activity traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 20 years).

	(d) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets, or proceeds thereof, of the Corporation shall be made to or set apart for the holders of any Subordinate Stock, the holders of the shares of Series B shall be entitled to receive the stated value thereof ($50) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series B shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series B, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Series B and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (d), a consolidation or merger of the Corporation with or into one or more corporations shall not be deemed to be a liquidation, dissolution or winding up.

	Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series B, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Series B as provided in this Section (d), but not prior thereto, any Subordinate Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Series B shall not be entitled to share therein.

	(e) (i) Redemption. The Corporation may not redeem the Series B prior to January 31, 1991. The Series B shall be redeemable, at the option of the Corporation, in whole or in part, on or after January 31, 1991 through January 30, 1996 at a redemption price of $51.50 per share plus accrued and unpaid dividends thereon to the date fixed for redemption. Thereafter the Series B shall be redeemable, at the option of the Corporation, in whole or in part, at a redemption price of $50 per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

	   (ii) In the event the Corporation shall redeem shares of Series B pursuant to Section (e)(i), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series B to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price and the manner in which such redemption price is to be paid and delivered; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing funds for the payment of the redemption price), dividends on the shares of Series B so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. The Corporation's obligation to provide funds in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation), having an office or agency in the City of Richmond, Virginia, having a capital and surplus of at least $200,000,000, or with any other such bank or trust company located in the continental United States as may be designated from time to time by the Corporation, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Series B so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid or released to the Corporation, after which the holder or holders of such shares of Series B so called for redemption shall look only to the Corporation for payment of the redemption price without interest.

          (iii) Upon surrender in accordance with said notice of the certificates for any shares redeemed pursuant to Section (e)(i) (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price. If less than all the outstanding shares of Series B are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series B not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

	(iv) In no event shall the Corporation redeem less than all the outstanding shares of Series B pursuant to Section (e)(i) unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series B for all past Dividend Periods.

	(v) The Corporation shall also have the right to purchase or acquire shares of the Series B from time to time, at public or private sale, at such price or prices as the Corporation may determine.

	(f) Shares to Be Retired. Shares of the Series B purchased or redeemed shall not thereafter be disposed of as shares of such series, and upon issuance by the State Corporation Commission of Virginia of a certificate of reduction, such shares shall become authorized and unissued shares which may be designated as shares of any other series.

        (g) Conversion or Exchange. The holders of shares of

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Series B shall not have any right to convert such shares into or exchange such shares for shares of any other class or classes or any other series of any class or classes of capital stock (or any other security) of the Corporation.

	(h) Voting. (i) Except as hereinafter in this Section (h) expressly provided for and as otherwise from time to time required by the laws of the Commonwealth of Virginia, the Series B shall have no voting rights. Whenever, at any time or times, dividends payable on the Series B shall be in arrears in an amount equal to at least six full quarterly dividends on the Series B at the time outstanding, whether or not consecutive, the holders of the outstanding Series B shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Series B either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two of the authorized number of members of the Board of Directors of the Corporation at the Corporation's next annual meeting of shareholders and at each subsequent annual meeting of shareholders. At elections for such directors, each holder of Series B shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity and having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them). The right of the holders of Series B, voting separately as a class, to elect (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and having like voting rights) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Series B shall have been fully paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of the Series B as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the Series B shall terminate immediately. Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause, and any vacancy thereby created may be filled, only by the affirmative vote of the holders of Series B voting separately as a class (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and having like voting rights). If the office of any director elected by the holders of Series B voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.


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         (ii) So long as any shares of Series B remain outstanding, and unless the vote or consent of a greater number of shares of such stock shall then be required by law, the consent of the holders of at least two-thirds of the shares of Series B outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with the Series B either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate anyone or more of the following:

	(A) the authorization, creation or issuance of a new class or series of shares having rights, preferences or privileges prior (as that term is defined in Section (h)(iv)) to the shares of the Series B, or any increase in the number of authorized shares of any class or series having right-, preferences or privileges prior to the shares of Series B; or

	(B) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Articles of Incorporation of the Corporation or of this resolution which would materially and adversely affect any right, preference, privilege or voting power of the Series B or of the holders thereof; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the Series B with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

	   (iii) The foregoing voting provisions shall not apply, if at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

	    (iv) Any class or classes of stock of the Corporation shall be deemed to rank:

	     (A) prior to the Series B as to dividends or as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B; and

             (B) on a parity with the Series B as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series B, if the holders of such class of stock and of the Series B, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

             (i) Maximum Number of Shares. The maximum number of shares of the Series B issuable shall be 900,000, but the Board of Directors may, by articles of serial designation filed with the State Corporation Commission of Virginia, reclassify any of the authorized but unissued shares of such series as shares, or additional shares, of any other series. No additional shares of Preferred Stock, however, may be classified as shares of Series B.

[zz]
            (ii) Participating Cumulative Preferred Stock
                 Series C
                 Authorized June 23, 1989.

	The Corporation has designated 100,000 shares of the authorized but unissued shares of the Corporation's Preferred Stock, par value $25 per share, as Participating Cumulative Preferred Stock, Series C (hereinafter referred to as "Series C Preferred Stock").

	The preferences, limitations and relative rights of the Series C Preferred Stock shall be as follows:

               (a) Dividends and Distributions.

                    	(1) Subject to the prior and superior rights of the
               holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on the 30th day of January, April, July and October (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $200 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time after June 23, 1989 (the "Rights Declaration Date"), (i) declare any dividend on Common Stock payable in shares of Common Stock,
                (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                     (2) The Corporation shall declare a dividend or
                distribution on the Series C Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend at the rate of $200 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (3) Dividends shall begin to accrue and be cumulative on
                outstanding shares of Series C

                Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                (b) Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

                      (1) Subject to the provision for adjustment hereinafter
                set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
                (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
                (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 	(2) Except as otherwise provided herein, in the Restated
                Articles of Incorporation or under applicable law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group on all matters submitted to a vote of stockholders of the Corporation.

                       (3) (i) If at any time dividends on any shares of Series C Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of the outstanding shares of Series C Preferred Stock together with any other series of Preferred Stock then entitled to such a vote under the terms of the Restated Articles of Incorporation, voting as a separate voting group, shall be entitled to elect two members of the Board of Directors of the Corporation.

                         	(ii) During any default period, such voting
                       right of the holders of Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Subsection (b)(3) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a separate voting group, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Preferred Stock.

                        	(iii) Unless the holders of Preferred Stock
                       shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, President, a Vice Chairman, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (b)(3)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (b)(3)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                        	(iv) In any default period, the holders of
                       Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a separate voting group, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
                       (b)(3)(ii)) be filled by vote of a majority of the remaining Directors theretofore elected by the voting group which elected the Director whose office shall have become vacant. References in this paragraph (b)(3)(iv) to Directors elected by a particular voting group shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                         	(v) Immediately upon the expiration of a default
                       period, (x) the right of the holders of Preferred Stock, as a separate voting group, to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock, as a separate voting group, shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Restated Articles of Incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph 5(b)(3)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Articles of Incorporation or bylaws). Any vacancies in the Board of Directors affected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

                       (4) Except as set forth herein or as otherwise provided in the Restated Articles of Incorporation, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         (c) Certain Restrictions.

	          (1) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Subsection (a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                            (i) declare or pay or set apart for payment any
                   dividends (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Series C Preferred Stock) or make any other distributions on, any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock and shall not redeem, purchase or otherwise acquire, directly or indirectly, whether voluntarily, for a sinking fund, or otherwise any shares of any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of stock of any such junior class;

                             (ii) declare or pay dividends on or make any other
                   distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                             (iii) redeem or purchase or otherwise acquire for
                   consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                   up) with the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
                   up) to the Series C Preferred Stock;

                           (iv) purchase or otherwise acquire for consideration
                   any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                   (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of Subsection (c), purchase or otherwise acquire such shares at such time and in such manner.

	(d) Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred

Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

              (e) Liquidation. Dissolution or Winding Up.

                   (1) Upon any voluntary or involuntary liquidation,
              dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $l,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph 3 below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Preferred Stock and Common Stock, respectively, holders of Series C Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series C Preferred Stock and Common Stock, on a per share basis, respectively.

                    (2) In the event, however, that there are not sufficient
              assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                    (3) In the event the Corporation shall at any time after the
              Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

	      (f) Consolidation, Merger, Share Exchange,. etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (g) Redemption. The outstanding shares of Series

C Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to (i) 100% of the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of a share of the Common Stock during the 30-day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of Common Stock during such 30-day period on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value of a share of the Common Stock as determined by the Board of Directors in good faith.

	(h) Ranking. The Series C Preferred Stock shall rank on a parity with all other series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

	(i) Amendment. Except as permitted by the Virginia Stock Corporation Act, the Restated Articles of Incorporation or the Bylaws, the Restated Articles of Incorporation shall not be further amended in any manner that would adversely affect the preferences, rights or powers of the Series C Preferred Stock.

	(j) Fractional Shares. Series C Preferred Stock may be issued in fractions of one one-thousandth of a share (and integral multiples thereof) which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

Common Stock. The holders of common stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only (i) as otherwise provided in the certificate of amendment for a particular series of preferred stock, and (ii) as otherwise expressly provided by the then existing statutes of the Commonwealth of Virginia. The holders of common stock shall have one vote for each share of common stock held by them.

	Subject to the provisions of the certificate of amendment for series of preferred stock, the holders of common stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor and to the net assets remaining after payment of all liabilities upon voluntary or involuntary liquidation of the Corporation.

	4. PARTNERSHIPS AND JOINT VENTURES. The Corporation shall have power to enter into partnership or joint venture agreements with other corporations, whether organized under the laws of this or another state, or with any individual or individuals.

        5.  OFFICER AND DIRECTOR LIABILITY, INDEMNIFICATION.

	A. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

	B. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

	C. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section B of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section B.

	D. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

	E. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section A of this Article 5 shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

	F. The provisions of this Article 5 shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

	G. Reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.

	6. NO PRE-EMPTIVE RIGHTS. No holder of capital stock shall have any pre-emptive right to purchase (i) any shares of any class of stock of the Corporation, (ii) any warrants, rights or options to purchase any such stock, or (iii) any securities convertible into any such stock or into warrants, rights or options to purchase any such stock.

	7. REQUIRED SHAREHOLDER VOTE. Except as otherwise expressly provided in any Article, an amendment or restatement of these Articles, other than an amendment or restatement that amends or affects the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, statutory share exchange, sale of all or substantially all of the Corporation's assets or the dissolution of the Corporation, shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter.

	8. CLASSIFICATION OF BOARD OF DIRECTORS. (a) Number, Election, and Terms of Directors. The number of Directors shall be set forth in the Bylaws. The number of Directors set forth in the Bylaws cannot be increased by more than four during any 12 month period except by the affirmative vote of the holders of more than 66 2/3% of outstanding Voting Shares. Commencing with the 1990 Annual Meeting of Shareholders, the Board of Directors shall be divided into three classes, denominated Class I, Class II, and Class III, each as nearly equal in number to the other two as possible. At the 1990 Annual Meeting of Shareholders, Directors of Class I shall be elected to hold office for a term expiring at the 1991 Annual Meeting of Shareholders; Directors of Class II shall be elected to hold office for a term expiring at the 1992 Annual Meeting of Shareholders; and Directors of Class III shall be elected to hold office for a term expiring at the 1993 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders after 1990, the successors to the class of Directors whose terms shall then expire shall be identified as being of the same class as Directors they succeed and shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Shareholders. When the number of Directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

	(b) Newly-created Directorships and Vacancies. Subject to the rights of the holders of Preferred Stock then outstanding, any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. If at the time any such vacancy is filled, any person, or any associate or affiliate of such person (as those terms are defined in Rule 12b-2 of the General Rules and

Regulations under the Securities Exchange Act of 1934, or any successor rule or regulation) is directly or indirectly the beneficial owner of 10% (or more) of outstanding Voting Shares, the vacancy shall be filled by the affirmative vote of a majority of the remaining Directors in the class of Directors in which the vacancy has occurred. Directors so chosen shall hold office for a term expiring at the next following Annual Meeting of Shareholders at which Directors are elected. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

	(c) Removal of Directors. Subject to the rights of the holders of Preferred Stock then outstanding, any Director may be removed, with cause, only by the affirmative vote of the holders of at least 66 2/3% of outstanding Voting Shares.

	(d) Amendment or Repeal. The provisions of this Article 8 shall not be amended or repealed, nor shall any amendment to the Articles of Incorporation be adopted that is inconsistent with this Article 8, unless such action shall have been approved by a majority of those Directors who are Disinterested Directors and the affirmative vote of the holders of at least 66 2/3% of outstanding Voting Shares.



        (e) Certain Definitions. For purposes of this Article 8:

	1. "Disinterested Director" shall mean any member of the Board of Directors who:

             A. was elected to the Board of Directors at the 1990 Annual Meeting of Shareholders; or

             B. was recommended for election by a majority of the Disinterested Directors then on the Board, or was elected by the Board to fill a vacancy and received the affirmative vote of a majority of the Disinterested Directors then on the Board.

	2. "Voting Shares" shall mean the outstanding shares of all classes or series of the Corporation's stock entitled to vote generally in the election of Directors.

                             ARTICLES OF AMENDMENT

                      OF THE ARTICLES OF INCORPORATION OF

                         CRESTAR FINANCIAL CORPORATION

1.   The name of the corporation is

                         CRESTAR FINANCIAL CORPORATION.

2. Article III of the Articles of Incorporation is amended by striking the first sentence thereof and substituting the following therefor:

              The Corporation shall have authority to issue 2,000,000 shares of preferred stock of a par value of $25 per share and 200,000,000 shares of common stock of a par value of $5 per share.

3.   The Corporation has only common stock stock outstanding.

4. The amendment was adopted by the Board of Directors on December 20, 1996, and changed each issued and unissued share of common stock into a greater number of whole shares of common stock as authorized by Section 13.1-706.3 of the Virginia Stock Corporation Act.

5. Submission of the amendment to and approval of the amendment by the shareholders is not required pursuant to Section 13.1-706.3. of the Virginia Stock Corporation Act.

6.   The amendment shall become effective at 11:59 p.m. on January 3, 1997.




December 20, 1996                               CRESTAR FINANCIAL CORPORATION

                                                By: /s/ JOHN C. CLARK, III
                                                    ----------------------
                                                    John C. Clark, III
                                                    Corporate Senior Vice
                                                    President, General Counsel
                                                    and Assistant Secretary